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                                                                    EXHIBIT 21.1


                              WINSTON HOTELS, INC.
                              List of Subsidiaries

Name                               Jurisdiction of Incorporation or Organization
----                               ---------------------------------------------
1.  Winston Manager Corporation    Virginia

2.  FastForward, LLC               North Carolina